Exhibit 10(ee)

REIMBURSEMENT AND CONTRIBUTION AGREEMENT

THIS REIMBURSEMENT AND CONTRIBUTION AGREEMENT (hereinafter the “Agreement”) is made and entered into as of April ___, 2015, by and among JY-TV ASSOCIATES, LLC., a Florida limited liability company (hereinafter “Borrower”), J. I. KISLAK, INC., a New Jersey corporation (hereinafter “Kislak”), HMG/COURTLAND PROPERTIES, INC., a Delaware corporation (hereinafter “HMG”), and W. DOUGLAS PITTS, individually (“Doug”), and Kiki L. Courtelis as Trustee of Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994 (the “Courtelis Trust”; the Courtelis Trust together, and jointly and severally, with Doug, collectively “Pitts”).

W I T N E S S E T H:

WHEREAS, HMG is the parent of HMG Orlando, LLC, a Delaware limited liability company and a member in the Borrower; and

WHEREAS, Kislak is the parent of JIK Taft Vineland LLC, a Delaware limited liability company and a member in the Borrower; and

WHEREAS, Pitts, directly or indirectly, is a principal in Courtelis Promenade Associates, LLC, a Florida limited liability company and a member in the Borrower; and

WHEREAS, the Borrower has obtained the Loan (as hereinafter defined) to construct its rental project on the Property (as hereinafter defined), which Loan requires HMG, Kislak and Doug to jointly and severally guarantee: (i) the repayment of $27,000,000.00 of the principal balance of the Loan and other sums; (ii) completion of the improvements comprising such rental project; and (iii) repayment and performance of other obligations of the Borrower, and losses incurred due to “bad acts” and other acts of Borrower and related parties; and

WHEREAS, HMG, Kislak and Doug (hereinafter individually or collectively the “Guarantor(s)”; it is the intention of the parties hereto that any indemnification, contribution or other obligation of Doug under this Agreement will be satisfied by Pitts and, therefore, as the context may require with respect to the parties’ respective obligations under this Agreement, in the case of Doug, the terms “Guarantor” and “Guarantors” as used in this Agreement shall include Pitts), have each executed and delivered a Repayment Guaranty Agreement (the “Repayment Guaranty”) and a Completion Guaranty Agreement (the “Completion Guaranty”; the Repayment Guaranty and the Completion Guaranty, each a “Guaranty” and, collectively, the “Guaranties”) in favor of Wells Fargo Bank, National Association (hereinafter “Lender”), such Guaranties guaranteeing to Lender, among other things, repayment of a construction loan made by Lender in the amount of Twenty-Seven Million and no/100 Dollars ($27,000,000.00) to Borrower evidenced by a Promissory Note dated _____________ (the “Loan”), as well as completion of the improvements comprising the rental project to be constructed on the real property described on Exhibit “A” attached hereto (hereinafter the “Property”), which Loan is secured by, among other things, a mortgage from Borrower in favor Lender encumbering Borrower’s fee simple interest in the Property; and

WHEREAS, Borrower and the Guarantors wish to enter into certain agreements with respect to their obligations to each other with respect to any payments and/or performance that might be made by one or more of the Guarantors to Lender or on behalf of the Borrower related to the Loan;

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.          Guaranty of Payment and Performance: Borrower (as to 100% of all sums and all performance due hereunder) hereby guarantees to each of the Guarantors the full and unconditional payment when due and performance of each and every of Borrower’s obligations under the “Loan Documents” described in the Guaranties.

2.           Indemnification of Each Guarantor by Borrower and Pro Rata by Other Guarantors: Should Borrower, for any reason whatsoever, fail to pay and perform its obligations under the Loan Documents as and when due, then: (i) Borrower (as to 100% of all sums and all performance due hereunder) and (ii) each of the Guarantors, but, as to each Guarantor, only to the extent of its “Pro Rata Share” (as defined below) of payments and/or performance due hereunder, shall defend, indemnify and hold each of the other Guarantors harmless from and against any and all claims, demands, actions, causes of action, damages, costs, expenses, liabilities and judgments whatsoever arising out of or as a result of such failure of Borrower (including, without limitation, reasonable attorneys’ and paralegals’ fees and costs incurred related thereto at trial and appellate levels and in any bankruptcy proceedings).

3.           Reimbursement Obligations.

(a)         If any Guarantor is required to pay or perform, and actually does pay any amount to Lender and/or for the benefit of Borrower, or perform any act required by Lender and/or for the benefit of Borrower, in connection with the Loan and/or in completion of the improvements comprising the rental project to be constructed on the Property (each such payment or performance is hereinafter referred to as a “Payment and Performance”), such paying or performing Guarantor shall have the right to be reimbursed by Borrower for any and all such amounts paid and/or sums incurred in the Payment and Performance (any such obligation is referred to as the “Reimbursement Obligation”).

(b)         Any amount due with respect to a Reimbursement Obligation shall be due and payable within ten (10) business days of the date of a written notice from the paying party, which notice shall describe the amount of the Payment and Performance made and shall state the amount then due together with simple interest thereon from the date that the Payment and Performance is paid at the annual rate of four (4) percentage points over the Wall Street Journal Prime Rate in effect and published, and as same may change, from time to time.

(c)         Any right to reimbursement hereunder shall be subject to such limitations on the assertion and enforcement of rights and claims by the Guarantors against Borrower as are contained in the Guaranties.

4.          Contribution Obligations.

(a)         If a Guarantor is required to make any Payment and Performance, and should such Guarantor not be reimbursed by Borrower after notice as provided for in Section 3(b) above (or should it be prohibited from giving such notice or securing, receiving or retaining such reimbursement by the terms of a Guaranty, by any stay or injunction or by any other means), then the Guarantor making the Payment and Performance shall be entitled to contribution from the other Guarantors in an amount equal to the Payment and Performance; provided however that the liability of any Guarantor for any Payment and Performance shall not exceed such Guarantor’s pro-rata share of such liability (such obligation, a “Pro-Rata Share”). For purposes hereof, the Pro Rata Shares of the Guarantors shall be as follows:

HMG	1/3
Kislak	1/3
Pitts	1/3

By way of example only and not limitation, assuming that the principal amount of the unpaid loan were $10,000,000 and only that amount was claimed by the Lender under a Guaranty, the respective maximum liability of each of the Guarantors (which, in the case of Doug, shall mean and include Pitts) would be as follows: (a) HMG - $3,333,333.33; (b) Kislak - $3,333,333.33 and (c) Pitts - $3,333,333.33. If HMG were compelled to pay a Payment and Performance in the amount of $9,000,000, Kislak and Pitts would be each liable to reimburse HMG for $3,000.000.00 pursuant to the terms hereof.

(b)         Each contribution payment due hereunder shall be due and payable to the Guarantor having made the Payment and Performance within ten (10) business days of the date of a written notice from such paying Guarantor, which notice shall describe the amount of the Payment and Performance by such Guarantor and the dollar amount of the Pro-Rata Share then due from each of the other Guarantors.

5.          Reimbursement Obligations Limited as to Payment and Performance Caused by Act or Omission of the Paying Guarantor.

(a)         Sections 2 and 3 of the Repayment Guaranty impose on each Guarantor liability for matters arising out of, among other things, fraud or intentional or willful misrepresentation; gross negligence or willful misconduct; waste; failure to pay taxes; failure to maintain insurance; failure to deliver insurance or condemnation proceeds; failure to apply rents and income to certain debt or expense obligations; hazardous waste; misappropriation or misapplication of funds; and matters involving bankruptcy, creditors’ rights, appointment of receiver, assignment for the benefit of creditors, substantive consolidation and actions involving a bankruptcy stay (all of the foregoing events, together with the other events described in Section 2 and 3 of the Repayment Guaranty, are, collectively, the “Bad Boy Events”). In the case of any Bad Boy Events, the Repayment Guaranty imposes on each of the Guarantors liability to Lender in excess of, and unrelated to, a limited percentage of the outstanding Loan principal, due to such Bay Boy Events, whether or not the Bad Boy Event was caused by the Guarantor, its affiliates or others for whom the Guarantor is responsible.

(b)       Where Payment and Performance is made by a Guarantor due to (i) an alleged act or omission of another Guarantor comprising a Bad Boy Event, or (ii) the breach of the provisions of one of the Guaranties by the alleged act or omission of another Guarantor comprising a Bad Boy Event, or (iii) the alleged act, omission or breach by another Guarantor’s “Affiliate, officer, director or representative” as described in Section 2 or 3 of the Repayment Guaranty comprising a Bad Boy Event, and the Guarantor who has made such Payment and Performance is not responsible for, and did not cause, such act, omission or breach (and such act, omission or breach was not caused by such Guarantor’s “Affiliate, officer, director or representative”), then and in that event, the Guarantor who has made Payment and Performance for such a Bad Boy Event (and in addition to any other Reimbursement Obligation due from Borrower or contribution or indemnification obligation due from each Guarantor hereunder) shall be entitled to receive 100% (and not limited to a Pro-Rata Share) of the Payment and Performance for such Bad Boy Event from the Guarantor whose alleged act, omission or breach (including, without limitation, acts, omissions and breaches caused by such other Guarantor’s “Affiliate, officer, director or representative” as described in Section 2 or 3 of the Repayment Guaranty) resulted in the paying Guarantor’s make Payment and Performance for such Bad Boy Event. As used in this Section 5, an Affiliate of a Guarantor shall not include the Borrower.

6.          Demand Rights.

(a)         Any Guarantor upon whom demand has been made to make any Payment and Performance, other than the Guarantor described in subsections (i), (ii) or (iii) of Section 5(b) above who caused, or is responsible for those who caused, the Bad Boy Event giving rise to the Payment and Performance, shall have the right to require Borrower to make the requested payment.

(b)       Any Guarantor that has been called upon to make any Payment and Performance shall have the right to require that the other Guarantors pay their Pro-Rata Share of such Payment and Performance to the Guarantor called upon to make such Payment and Performance together with simple interest thereon from the date that the Payment and Performance is paid by the Guarantor called upon to make such Payment and Performance at the annual rate of four (4) percentage points over the Wall Street Journal Prime Rate in effect and published, and as same may change, from time to time.

7.          Continuing Obligation. The obligations of Borrower and the Guarantors hereunder shall remain outstanding and in force until one (1) year after all of the obligations of Borrower to Lender, and all obligations of any of the Guarantors to Lender, under the Loan have been satisfied and extinguished.

8.           Rules of Construction. This Agreement shall be construed and interpreted under the laws of the State of Florida. The titles of paragraphs herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. This Agreement shall not be construed more strictly against one party than another because the Agreement was drafted or prepared by one party or its counsel, all parties having had the opportunity to participate in the drafting and negotiation of this Agreement.

9.           Entire Agreement. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

10.         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns. No assignment of any rights or obligations hereunder shall relieve the assignor of its obligations and liabilities.

11.         Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

12.         No Discharge of Liability: No Effect on Obligations Under Guaranties. The liability of the Guarantors under this Agreement shall not be limited in any way to, or impaired by, the consent of any of the Guarantors to any amendment to or modification, or termination or release, of the Guaranties or any document evidencing or securing the Loan.

13.         No Waiver; Remedies Cumulative. No failure on the part of any Guarantor to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under such documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity including, without limitation, any common law or statutory right to reimbursement, contribution or exoneration.

14.         Notices. Every notice required or permitted to be served upon or given to any party hereto shall be in writing and shall be delivered in person or sent by nationally recognized overnight courier service, or in registered or certified form, postage prepaid, return receipt requested, and addressed to the addresses set forth below each party’s execution on the following pages (or such other address as a party may give notice of to the other parties to this Agreement). Each Guarantor who receives a notice or demand from Lender, or from another Guarantor hereunder, shall use commercially reasonable efforts to provide a copy of same to the other Guarantors.

15.         Time of Essence. Time is of the essence of this Agreement.

16.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

17.         No Third Party Beneficiaries. No parties other than the Guarantors shall be entitled to rely on or to enforce the terms and provisions hereof.

18.         Attorneys’ Fees. In the event of a dispute or collection action related to this Agreement the prevailing party shall recover from the non-prevailing party(s) all reasonable attorneys’ and paralegals’ fees and costs incurred related thereto at trial and appellate levels and in any bankruptcy proceedings.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto have duly signed and sealed this Agreement, effective as of the day and year first above written.

JY-TV ASSOCIATES, LLC
a Florida limited liability company

By:	Courtelis Promenade Associates, LLC,
a Florida limited liability company, its manager

By:	Newcaster Devcorp, Inc.,
a Florida corporation
its manager

By:	/s/ Elias Vassilaros
Elias Vassilaros
Executive Vice President

Contact for Notices:
703 Waterford Way, Suite 800
Miami, Florida 33126-4677
Attn: Elias Vassilaros
Fax: (305) 261-4338
E-mail: evassilaros@courtelis.com

J. I. KISLAK, INC., a New Jersey corporation

By:	/s/ Stephen Braun
Name: Stephen Braun
Title: Senior Vice President

Contact for Notices:

7900 Miami Lakes Drive West
Miami Lakes, Florida 33016
Attn: Thomas Bartelmo, President
Fax: (305) 824-0455
E-mail: tbartelmo@kislak.com

HMG COURTLAND PROPERTIES, INC., a Delaware corporation

By:

Name:
Title:

Contact for Notices:

1870 South Bayshore Drive
Miami, FL 33133
Fax: (305) 856-7342
E-mail: lrothstein@hmgcourtland.com
AND whemingway@hmgcourtland.com
AND camarotti@hmgcourtland.com

/s/ W. Douglas Pitts
W. DOUGLAS PITTS, Individually

/s/ Kiki L. Courtelis
Kiki L. Courtelis as Trustee of Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994

Contact for Notices (for Doug and the Courtelis Trust):

703 Waterford Way, Suite 800
Miami, FL 33126
Fax: (305) 261-4338
E-mail: dpitts@courtelis.com

EXHIBIT “A”

PROPERTY